Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300 ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Second Quarter and First Half of 2010

Company Reports Economic EPS of $1.35; EPS of $0.53

BOSTON, July 27, 2010 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and six months ended June 30, 2010.

For the second quarter of 2010, Economic Earnings Per Share (“Economic EPS”) were $1.35, compared to $1.00 for the same period of 2009, while diluted earnings per share for the second quarter of 2010 were $0.53, compared to $0.26 for the same period of 2009.  For the second quarter of 2010, Economic Net Income was $63.8 million, compared to $42.4 million for the same period of 2009.  For the second quarter of 2010, Net Income was $25.2 million, compared to $11.0 million for the same period of 2009.  (Performance measures Cash Net Income and Cash EPS have been renamed Economic Net Income and Economic EPS, respectively, and are defined in the attached tables.)

For the second quarter of 2010, revenue was $332.1 million, compared to $201.2 million for the same period of 2009.   For the second quarter of 2010, EBITDA was $81.7 million, compared to $53.2 million for the same period of 2009.

For the six months ended June 30, 2010, Economic Net Income was $114.6 million, while EBITDA was $150.0 million. For the same period, Net Income was $42.7 million, on revenue of $583.1 million. For the six months ended June 30, 2009, Economic Net Income was $80.1 million, while EBITDA was $102.4 million. For the same period, Net Income was $17.1 million, on revenue of $379.7 million.

The aggregate assets under management of AMG’s affiliated investment management firms were approximately $250 billion at June 30, 2010, and net client cash flows for the second quarter of 2010 for these firms were approximately $283 million.

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“AMG reported strong results for the second quarter, reflecting both the successful execution of our growth strategy and our Affiliates’ relative outperformance across all product categories, despite the market volatility during the period,” stated Sean M. Healey, President and Chief Executive Officer of AMG.  “We were pleased by our Affiliates’ positive net client cash flows for the quarter, and looking ahead, with our broad range of top-performing products – particularly in global equity and alternative strategies – we remain well positioned to benefit as investors reallocate to return-oriented assets.  Finally, this quarter we were also very pleased to complete our investment in Pantheon, a leading global private equity fund-of-funds manager.”

Mr. Healey continued, “Performance highlights for the second quarter included the excellent returns of flagship products from global and emerging markets managers Tweedy, Browne, Genesis, and Harding Loevner, which delivered substantial outperformance against peers and benchmarks for all time periods.  For example, Tweedy’s Global Value Fund ranked at the top of its Morningstar category for both the quarter and the year to date.  In addition, several of our alternative managers generated positive absolute returns, and in particular, First Quadrant had an outstanding quarter and delivered meaningful performance fees through strategies uncorrelated with the equity markets.  In the quarter, we also continued to expand the range of products and services we offer through our global distribution platforms, and as institutional clients worldwide increase their allocations to products from alpha-generating boutique firms, we are poised for excellent organic growth ahead.”

“The momentum of our new investments activity remains strong, notwithstanding recent market volatility, and we are confident in our prospects to generate incremental earnings growth through accretive investments in new Affiliates.  Given our long-term track record of successful investments and established relationships with leading traditional and alternative boutique asset management firms, AMG’s competitive position is stronger than ever.  Through the remainder of 2010 and into 2011, we expect to see accelerating transaction activity among independent firms, driven by demographic trends and the prospect of rising tax rates.  We will continue to benefit from the strength of our reputation and proven approach in this favorable transaction environment, and are uniquely positioned to execute our growth strategy going forward.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of June 30, 2010, the aggregate assets under management of AMG’s Affiliates were approximately $250 billion in more than 350 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2009.

AMG routinely posts information that may be significant for investors in the Investor Information section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide account number 286 and conference ID 353930.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at www.amg.com.

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Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/09	6/30/10

Revenue	$201,246	$332,080

Net Income (controlling interest)	$10,979	$25,204

Economic Net Income (A)	$42,419	$63,797

EBITDA (B)	$53,155	$81,743

Average shares outstanding - diluted	43,159,140	47,635,230

Earnings per share - diluted	$0.26	$0.53

Average shares outstanding - adjusted diluted (C)	42,286,500	47,159,765

Economic earnings per share (C)	$1.00	$1.35

	December 31, 2009	June 30, 2010

Cash and cash equivalents	$259,487	$220,543

Senior bank debt	$—	$659,500

Senior convertible securities (D)	$456,976	$415,856

Junior convertible trust preferred securities (D)	$507,358	$508,588

Stockholders’ equity	$1,109,690	$1,487,861

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Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Six Months	Six Months
	Ended	Ended
	6/30/09	6/30/10

Revenue	$379,721	$583,102

Net Income (controlling interest)	$17,104	$42,667

Economic Net Income (A)	$80,125	$114,638

EBITDA (B)	$102,383	$149,976

Average shares outstanding - diluted	42,082,991	46,539,949

Earnings per share - diluted	$0.41	$0.92

Average shares outstanding - adjusted diluted (C)	41,209,769	45,970,259

Economic earnings per share (C)	$1.94	$2.49

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/09	6/30/10

Net Income (controlling interest)	$10,979	$25,204
Convertible securities interest expense, net (E)	36	28
Net Income (controlling interest), as adjusted	$11,015	$25,232

Average shares outstanding - diluted	43,159,140	47,635,230

Earnings per share - diluted	$0.26	$0.53

	Six Months	Six Months
	Ended	Ended
	6/30/09	6/30/10

Net Income (controlling interest)	$17,104	$42,667
Convertible securities interest expense, net (E)	72	52
Net Income (controlling interest), as adjusted	$17,176	$42,719

Average shares outstanding - diluted	42,082,991	46,539,949

Earnings per share - diluted	$0.41	$0.92

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	6/30/09	6/30/10

Average shares outstanding - diluted	43,159,140	47,635,230
Assumed issuance of LYONS shares	(873,803)	(661,054)
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of LYONS shares	1,163	185,589
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	42,286,500	47,159,765

	Six Months	Six Months
	Ended	Ended
	6/30/09	6/30/10

Average shares outstanding - diluted	42,082,991	46,539,949
Assumed issuance of LYONS shares	(873,803)	(767,341)
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of LYONS shares	581	197,651
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	41,209,769	45,970,259

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, March 31, 2010	$60,511	$140,573	$31,051	$232,135
New investments (F)	9,858	23,884	390	34,132
Adjusted Assets under management, March 31, 2010	70,369	164,457	31,441	266,267
Client cash inflows	4,563	5,341	1,876	11,780
Client cash outflows	(4,369)	(5,221)	(1,907)	(11,497)
Net client cash flows	194	120	(31)	283
Investment performance	(6,197)	(9,402)	(1,910)	(17,509)
Other (G)	(49)	—	—	(49)
Assets under management, June 30, 2010	$64,317	$155,175	$29,500	$248,992

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2009	$44,531	$133,858	$29,650	$208,039
New investments (F)	22,903	26,060	427	49,390
Adjusted Assets under management, December 31, 2009	67,434	159,918	30,077	257,429
Client cash inflows	8,873	12,322	3,589	24,784
Client cash outflows	(7,936)	(14,153)	(3,482)	(25,571)
Net client cash flows	937	(1,831)	107	(787)
Investment performance	(4,005)	(2,806)	(683)	(7,494)
Other (G)	(49)	(106)	(1)	(156)
Assets under management, June 30, 2010	$64,317	$155,175	$29,500	$248,992

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Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/09	of Total	6/30/10	of Total
Revenue
Mutual Fund	$72,360	36%	$147,993	45%
Institutional	101,491	50%	152,301	45%
High Net Worth	27,395	14%	31,786	10%
	$201,246	100%	$332,080	100%

EBITDA (B)
Mutual Fund	$14,391	27%	$27,085	33%
Institutional	31,690	60%	45,729	56%
High Net Worth	7,074	13%	8,929	11%
	$53,155	100%	$81,743	100%

	Six		Six
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/09	of Total	6/30/10	of Total
Revenue
Mutual Fund	$140,698	37%	$245,919	42%
Institutional	183,729	48%	274,073	47%
High Net Worth	55,294	15%	63,110	11%
	$379,721	100%	$583,102	100%

EBITDA (B)
Mutual Fund	$29,266	28%	$47,950	32%
Institutional	59,127	58%	83,851	56%
High Net Worth	13,990	14%	18,175	12%
	$102,383	100%	$149,976	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	6/30/09	6/30/10

Net Income (controlling interest)	$10,979	$25,204
Intangible amortization	16,000	16,956
Intangible-related deferred taxes	9,544	14,310
Imputed interest and contingent payment adjustments	2,053	3,207
Affiliate equity expense	1,889	1,823
Affiliate depreciation	1,954	2,297
Economic Net Income (A)	$42,419	$63,797

Cash flow from operations	$72,214	$115,091
Interest expense, net of non-cash items	13,928	14,423
Current tax provision	(1,126)	5,344
Income from equity method investments, net of distributions	5,428	4,357
Changes in assets and liabilities and other adjustments	(37,289)	(57,472)
EBITDA (B)	$53,155	$81,743
Holding company expenses	10,537	25,558
EBITDA Contribution	$63,692	$107,301

	Six Months	Six Months
	Ended	Ended
	6/30/09	6/30/10

Net Income (controlling interest)	$17,104	$42,667
Intangible amortization	32,000	33,684
Intangible-related deferred taxes	19,115	25,050
Imputed interest and contingent payment adjustments	4,110	5,487
Affiliate equity expense	3,895	3,540
Affiliate depreciation	3,901	4,210
Economic Net Income (A)	$80,125	$114,638

Cash flow from operations	$87,905	$183,111
Interest expense, net of non-cash items	28,650	28,649
Current tax provision	(9,171)	7,852
Income from equity method investments, net of distributions	809	(1,620)
Changes in assets and liabilities and other adjustments	(5,810)	(68,016)
EBITDA (B)	$102,383	$149,976
Holding company expenses	21,049	43,766
EBITDA Contribution	$123,432	$193,742

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010

Revenue	$201,246	$332,080	$379,721	$583,102

Operating expenses:
Compensation and related expenses	103,373	142,740	187,533	261,969
Selling, general and administrative	30,953	72,126	62,413	117,365
Amortization of intangible assets	8,044	9,592	16,138	18,528
Depreciation and other amortization	3,243	3,375	6,482	6,401
Other operating expenses	4,736	8,416	10,486	14,470
	150,349	236,249	283,052	418,733
Operating income	50,897	95,831	96,669	164,369

Non-operating (income) and expenses:
Investment and other income	(7,191)	(723)	(6,950)	(3,545)
Income from equity method investments	(7,351)	(9,861)	(13,767)	(19,007)
Investment (income) loss from Affiliate investments in partnerships (H)	(14,947)	8,585	(11,152)	4,493
Interest expense	15,828	16,315	32,404	32,428
Imputed interest expense	3,365	6,374	6,737	10,112
	(10,296)	20,690	7,272	24,481

Income before income taxes	61,193	75,141	89,397	139,888

Income taxes (I)	4,944	16,923	9,908	28,910
Net income	56,249	58,218	79,489	110,978

Net income (non-controlling interests) (H)	(30,671)	(41,411)	(51,549)	(72,697)
Net (income) loss (non-controlling interests in partnerships) (H)	(14,599)	8,397	(10,836)	4,386

Net Income (controlling interest)	$10,979	$25,204	$17,104	$42,667

Average shares outstanding - basic	41,450,659	44,610,506	40,740,486	43,491,622
Average shares outstanding - diluted	43,159,140	47,635,230	42,082,991	46,539,949

Earnings per share - basic	$0.26	$0.56	$0.42	$0.98
Earnings per share - diluted	$0.26	$0.53	$0.41	$0.92

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$259,487	$220,543
Investment advisory fees receivable	140,118	200,395
Investments in partnerships (H)	93,809	89,554
Investments in marketable securities	56,690	62,802
Unsettled fund share receivables	—	55,817
Prepaid expenses and other current assets	35,478	30,007
Total current assets	585,582	659,118

Fixed assets, net	62,402	68,086
Equity investments in Affiliates	658,332	635,321
Acquired client relationships, net	571,573	1,397,034
Goodwill	1,413,217	1,983,468
Other assets	99,800	195,426
Total assets	$3,390,906	$4,938,453

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$117,227	$194,759
Unsettled fund share payables	—	50,446
Payables to related party	109,888	90,791
Total current liabilities	227,115	335,996

Senior bank debt	—	659,500
Senior convertible securities (D)	456,976	415,856
Junior convertible trust preferred securities (D)	507,358	508,588
Deferred income taxes	322,671	464,151
Other long-term liabilities	26,066	174,545
Total liabilities	1,540,186	2,558,636

Redeemable non-controlling interests	368,999	344,020

Equity:
Common stock	458	508
Additional paid-in capital	612,091	880,729
Accumulated other comprehensive income	45,958	47,161
Retained earnings	873,137	915,804
	1,531,644	1,844,202
Less treasury stock, at cost	(421,954)	(356,341)
Total stockholders’ equity	1,109,690	1,487,861

Non-controlling interests (H)	281,946	462,015
Non-controlling interests in partnerships (H)	90,085	85,921
Total equity	1,481,721	2,035,797
Total liabilities and equity	$3,390,906	$4,938,453

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Cash flow from operating activities:
Net income	$56,249	$58,218	$79,489	$110,978
Adjustments to reconcile Net income to net cash flow from operating activities:
Amortization of intangible assets	8,044	9,592	16,138	18,529
Amortization of issuance costs	1,841	1,847	3,636	3,694
Depreciation and other amortization	3,243	3,375	6,482	6,401
Deferred income tax provision	4,866	8,997	16,828	17,655
Imputed interest expense	3,365	6,374	6,737	10,112
Income from equity method investments, net of amortization	(7,351)	(9,861)	(13,767)	(19,008)
Distributions received from equity method investments	9,879	13,577	28,820	36,764
Tax benefit from exercise of stock options	1,459	1,802	1,459	2,076
Stock option expense	1,958	3,159	3,135	6,803
Affiliate equity expense	3,469	3,432	6,719	6,800
Other adjustments	(21,189)	13,483	(18,580)	9,548
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	(11,447)	(24,391)	17,895	(25,329)
(Increase) decrease in Affiliate investments in partnerships	(648)	(787)	331	(504)
(Increase) decrease in prepaids and other current assets	(9,470)	9,039	(9,213)	19,768
(Increase) decrease in other assets	1,085	2,987	2,915	(8,125)
(Increase) decrease in unsettled fund shares receivable	—	96,487	—	(2,224)
Increase (decrease) in unsettled fund shares payable	—	(106,089)	—	2,265
Increase (decrease) in accounts payable, accrued liabilities and other long-term liabilities	26,861	23,850	(61,119)	(13,092)
Cash flow from operating activities	72,214	115,091	87,905	183,111

Cash flow used in investing activities:
Investments in Affiliates	(1,411)	(665,368)	(1,411)	(793,036)
Purchase of fixed assets	(663)	(2,002)	(1,215)	(3,107)
Purchase of investment securities	(2,911)	(15,484)	(11,747)	(30,403)
Sale of investment securities	—	—	5,720	11,784
Cash flow used in investing activities	(4,985)	(682,854)	(8,653)	(814,762)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	—	782,500	—	1,017,500
Repayments of senior bank debt	—	(293,000)	(233,514)	(358,000)
Issuance of common stock	11,622	22,959	11,622	25,414
Issuance costs	—	(147)	(921)	(229)
Excess tax benefit from exercise of stock options	1,086	4,358	1,086	4,719
Settlement of forward equity sale agreement	—	100,004	144,258	100,004
Note payments	(2,932)	(520)	(4,479)	(25,891)
Distributions to non-controlling interests	(25,506)	(23,779)	(87,125)	(60,692)
Affiliate equity issuances and repurchases	(16,421)	(6,893)	(32,806)	(109,532)
Subscriptions (redemptions) of Non-controlling interests in partnerships	508	787	(471)	503
Cash flow from (used in) financing activities	(31,643)	586,269	(202,350)	593,796

Effect of foreign exchange rate changes on cash and cash equivalents	1,492	(1,714)	1,036	(1,089)
Net increase (decrease) in cash and cash equivalents	37,078	16,792	(122,062)	(38,944)
Cash and cash equivalents at beginning of period	237,291	203,751	396,431	259,487
Cash and cash equivalents at end of period	$274,369	$220,543	$274,369	$220,543

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Affiliated Managers Group, Inc.

Notes

(in thousands)

(A)

Under our Economic Net Income definition, we add to Net Income (controlling interest) amortization (including equity method amortization), deferred taxes related to intangible assets, Affiliate depreciation and Affiliate equity expense, and exclude the non-cash effect of imputed interest expense (principally APB 14-1 interest on convertible securities and non-cash expenses related to contingent payment arrangements). We consider Economic Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income; Economic Net Income is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

We add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that are no longer amortized but continue to generate tax deductions is added back because we believe it is unlikely these accruals will be used to settle material tax obligations. We add back the portion of consolidated depreciation expense incurred by Affiliates because under our Affiliate operating agreements, we are generally not required to replenish these depreciating assets. We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

In connection with recent investments in Affiliates, in the first quarter of 2010 we modified our Economic Net Income definition to exclude non-cash imputed interest and revaluation adjustments related to contingent payment arrangements from Net Income (controlling interest). The modification of the Economic Net Income definition did not have an impact on prior periods reported herein.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

Economic earnings per share represents Economic Net Income divided by the adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. Economic earnings per share is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

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(D)

We have bifurcated our convertible debt securities into their debt and equity components on our balance sheet. The principal amount at maturity of the senior convertible notes due 2038 was $460,000 at December 31, 2009 and June 30, 2010. The principal amount at maturity of the junior convertible trust preferred securities was $730,820 at December 31, 2009 and June 30, 2010.

(E)	Convertible securities interest expense, net, includes the interest expense, net of tax, associated with our dilutive convertible securities.

(F)

We completed our investment in Artemis Investment Management during the first quarter of 2010; and we completed our investments in Pantheon and Aston Asset Management during the second quarter of 2010. Our presentation of assets under management activity is pro forma assuming these investments closed at the beginning of each period presented.

(G)	Other includes assets under management attributable to Affiliate product closings, the financial effects of which are not material to our ongoing results.

(H)

Income attributable to non-controlling interests on our income statement represents the profits allocated to Affiliate management owners and investors in certain Affiliate investments in partnerships that we are required to consolidate. Non-controlling interests on our balance sheet represents the undistributed profits and capital owned by Affiliate management. Non-controlling interests in partnerships on our balance sheet represent the net assets owned by investors in certain Affiliate investment partnerships.

(I)	Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Current income taxes	$(1,126)	$5,344	$(9,171)	$7,852
Intangible-related deferred taxes	9,544	14,310	19,115	25,050
Other deferred taxes	(4,678)	(4,852)	(2,287)	(6,935)
Taxes attributable to controlling interests	3,740	14,802	7,657	25,967
Taxes attributable to non-controlling interests	1,204	2,121	2,251	2,943
Total income taxes	$4,944	$16,923	$9,908	$28,910

Effective tax rate*	25.4%	37.0%	30.9%	37.8%

*  Taxes attributable to controlling interests divided by our share of the consolidated income before taxes.

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